Exhibit 99.1

ARROWHEAD RESEARCH CORPORATION

INDEX TO (UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

ARROWHEAD RESEARCH CORPORATION

(UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The accompanying (unaudited) pro forma combined condensed financial statements present the historical financial information of Arrowhead Research Corporation (“Arrowhead”), as adjusted for the disposition of Unidym, Inc. (“Unidym”).

The accompanying pro forma combined condensed balance sheet presents the historical financial information of Arrowhead as of September 30, 2010, as adjusted assuming the disposition of Unidym took place on September 30, 2010.

The accompanying pro forma combined condensed statement of operations for the year ended September 30, 2010, presents the historical financial information of Arrowhead with adjustments to reflect the exclusion of Unidym for the respective period, as if the disposition had occurred on October 1, 2009.

The pro forma combined condensed financial statements have been prepared by management, based on the historical financial statements of Arrowhead and Unidym. These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the disposition had taken place on the dates indicated. The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Arrowhead for the year ended September 30, 2010.

ARROWHEAD RESEARCH CORPORATION

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

AS OF SEPTEMBER 30, 2010

	Arrowhead Research Corp. (consolidated)	Unidym, Inc.	Pro Forma Adjustments	Footnote Reference	Proforma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,847,162	$302,613	302,613	(1)	$6,847,162
Trade receivable, net of allowances	58,864	58,555			309
Other receivables	871,819	—	622,823	(1)	1,494,642
Prepaid expenses	239,097	125,635			113,462
Other current assets	114,833	—	2,500,000	(3)	2,614,833

TOTAL CURRENT ASSETS	8,131,775	486,803			11,070,408
PROPERTY AND EQUIPMENT
Computers, office equipment and furniture	335,784	60,191			275,593
Research equipment	752,850	749,336			3,514
Software	150,445	73,425			77,020
Leasehold improvements	78,594	12,146			66,448

	1,317,673	895,098			422,575
Less: Accumulated depreciation and amortization	(1,176,404)	(795,762)			(380,642)

NET PROPERTY AND EQUIPMENT	141,269	99,336			41,933
OTHER ASSETS
Rent deposit	34,735	34,735			—
Patents	2,046,836	73,816			1,973,020
Investments and other noncurrent assets	1,999,927	—	2,757,644	(3)	4,757,571

TOTAL OTHER ASSETS	4,081,498	108,551			6,730,591

TOTAL ASSETS	$12,354,542	$694,690			$17,842,932

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$681,563	$257,867			$423,696
Accrued expenses	371,236	119,564			251,672
Accrued payroll and benefits	191,425	35,027			156,398
Accrued severance	23,500	—			23,500
Intercompany liability	—	925,436	925,436	(1)	—
Derivative liability	2,408,522	—			2,408,522
Note payable	500,000	—			500,000

TOTAL CURRENT LIABILITIES	4,176,246	1,337,894			3,763,788

TOTAL STOCKHOLDERS’ EQUITY	8,178,296	(643,204)	5,257,644	(3)	14,079,144

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$12,354,542	$694,690			$17,842,932

ARROWHEAD RESEARCH CORPORATION

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED SEPTEMBER 30, 2010

	Arrowhead Research Corp. (consolidated)	Unidym, Inc.	Pro Forma Adjustments	Footnote Reference	Proforma Combined
REVENUE	$620,097	$620,097			$—
OPERATING EXPENSES
Salaries	4,297,930	1,727,244	534,801	(2)	3,105,487
Consulting	514,041	102,463			411,578
General and administrative expenses	3,183,077	748,360			2,434,717
Research and development	1,111,473	863,677			247,796
Patent amortization	315,625	73,817			241,808

TOTAL OPERATING EXPENSES	9,422,146	3,515,561			6,441,386

OPERATING LOSS	(8,802,049)	(2,895,464)			(6,441,386)
OTHER INCOME (EXPENSE)
Loss on equity of investments - Nanotope	(219,540)	—			(219,540)
Gain on sale of subsidiary	—	—	4,002,455	(4)	4,002,455
Gain/(loss) on sale of fixed assets, net	10,881	10,881			—
Interest income (expense), net	(48,025)	(25,242)			(22,783)
Change in value of derivative liability	1,761,385	—			1,761,385
Other income	(87,032)	(88,804)			1,772

TOTAL OTHER INCOME	1,417,669	(103,165)			5,523,289

LOSS FROM CONTINUING OPERATIONS	(7,384,380)	(2,998,629)			(918,097)

Earnings per share - basic and diluted:
Loss from continuing operations	$(0.10)				$(0.01)

Weighted average shares outstanding - basic and diluted	64,342,448				64,342,448

Note 1 - Basis of presentation

The accompanying pro forma combined financial statements are presented to reflect the disposition of Unidym Inc. (“Unidym”) by Arrowhead Research, Inc. (“Arrowhead”).

The accompanying pro forma combined condensed balance sheet has been prepared to give effect to the disposition of Unidym by Arrowhead as if the disposition occurred on September 30, 2010. The accompanying pro forma combined condensed statements of operations include the historical operations of Arrowhead and exclude the operations of Unidym as if the disposition had occurred on October 1, 2009

Note 2 - Pro forma adjustments

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

The unaudited pro forma combined condensed financial statements reflect the following pro forma adjustments:

Adjustment (1) - This adjustment reflects the repayment of intercompany debt between Arrowhead and Unidym, which is assumed to be settled in cash prior to the disposition. The cash settlement is reflected at $302,613, Unidym’s cash balance at the transaction date. The balance is reflected as an other receivable.

Adjustment (2) - This adjustment reflects charges from Arrowhead to Unidym for a portion of certain Arrowhead employees costs related to management and administrative services, which amounts would be absorbed by Arrowhead in the absence of Unidym.

Adjustment (3) - This adjustment reflects the proceeds from the disposal, the gain on the transaction, and the related entries to equity and noncontrolling interest, as if the transaction occurred on September 30, 2010.

Adjustment (4) - This adjustment reflects the gain on the transaction, as if the transaction occurred on October 1, 2009.